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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated May 8, 1998, except for the last paragraph of Note 10, as to which the date is August 21, 1998, relating to the financial statements of VEO Systems, Inc., which report appears in the Registration Statement on Form S-1 (No. 333-76987) of Commerce One, Inc.

                                          /s/ PricewaterhouseCoopers LLP

San Jose, California
June 25, 1999